Exhibit 10.3

FORM OF FOUNDERS SHARE WAIVER AGREEMENT

This FOUNDERS SHARE WAIVER AGREEMENT (the “Founders’ Waiver Agreement”), dated as of [•], is entered into by and between LF Capital Acquisition Corp., a Delaware corporation (“Parent”) and each of [•] and [•] (collectively, the “BlackRock Holders”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Founders’ Waiver Agreement, Parent, LFCA Merger Sub, Inc., a Delaware corporation, Landsea Homes Incorporated, a Delaware corporation (the “Company”) and Landsea Holdings Corporation, a Delaware corporation (the “Seller”) will enter into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”);

WHEREAS, as of the date hereof, (i) [•] owns [•] shares of Parent Class B Stock and (ii) [•] owns [•] shares of Parent Class B Stock; and

WHEREAS, the BlackRock Holders (the “Waiving Parties”) have agreed to waive certain of their anti-dilution rights.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2.	Waiver. Immediately prior to, and conditioned upon, the Effective Time, each Waiving Party in its individual capacity, severally and not jointly, shall, automatically and without any further action by such Waiving Party or Parent, irrevocably waive its respective rights under the anti-dilution and conversion provisions of Section 4.3(b)(ii) of the Parent Charter with respect to each of its shares of Parent Class B Stock held as of the date hereof and each Waiving Party understands that, pursuant to the terms of the Parent Charter, such Parent Class B Stock shall be converted to Parent Class A Stock on a one-for-one basis at the Effective Time. For the avoidance of doubt, the preceding sentence shall include a waiver of any anti-dilution rights of each Waiving Party in connection with the transactions contemplated by the Merger Agreement, including the issuance of Parent Class A Stock to the Seller and any issuance of Parent Class A Stock in connection with those certain Forward Purchase and Subscription Agreements.

3.	Waiving Parties Representations and Warranties. Each Waiving Party in its individual capacity, severally and not jointly, hereby represents and warrants as of the date hereof as follows:

(a)	It has all requisite power and authority to execute and deliver this Founders Share Waiver Agreement and to perform all of their respective obligations hereunder. The execution and delivery of this Founders Share Waiver Agreement has been, and the consummation of the transactions contemplated hereby have been, duly authorized by all requisite action, as applicable. This Founders Share Waiver Agreement has been duly and validly executed and delivered and, assuming this Founders Share Waiver Agreement has been duly authorized, executed and delivered by the other parties hereto, this Founders Share Waiver Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of the parties enforceable against it in accordance with its terms; and

(b)	The amount of shares of Parent Class B Stock owned, as set forth next to its name in the recitals hereto, is true and accurate as of the date hereof.

4.	Successors and Assigns. The Waiving Parties each acknowledge and agree that the terms of this Founders Share Waiver Agreement are binding on and shall inure to the benefit of their respective successors and assigns; provided, that that any transfer of Parent Class B Stock by a Waiving Party to a third-party shall require such third-party to execute a joinder in a form reasonably acceptable to the Parent prior to any such transfer of Parent Class B Stock and that any transfer in contravention of this Section 4 shall be void ab initio. The Waiving Parties shall provide the Parent with prompt written notice of any transfer of such Parent Class B Stock.

5.	Termination. This Founders Share Waiver Agreement shall terminate, and have no further force and effect, as of the earlier to occur of (a) Closing and (b) the termination of the Merger Agreement in accordance with its terms prior to the Effective Time. This Founders Share Waiver Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

6.	Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Founders Share Waiver Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of the State of Delaware or the federal courts located in the State of Delaware, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

7.	Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 7.

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IN WITNESS WHEREOF, the parties hereto have executed this Founders Share Waiver Agreement as of the date first written above.

LF CAPITAL ACQUISITION CORP.

By:
Name:
Title:

[•]

By:
Name:
Title:

[•]

By:
Name:
Title: